[Letterhead of]
                              BRANDEN T. BURNINGHAM
                                 ATTORNEY AT LAW
                           455 EAST 500 SOUTH, SUITE 205
                             SALT LAKE CITY, UTAH 84111

                                                      TELEPHONE: (801) 363-7411
    ADMITTED IN UTAH AND CALIFORNIA                   FACSIMILE: (801) 355-7126


    March 22, 1999

    William R. Davidson, Director
    R & R Ranching, Inc.
    899 South Artistic Circle
    Springville, Utah 84663


    Re: Opinion letter, dated March 22, 1999, regarding the issuance of shares of common stock of R & R Ranching, Inc., a Nevada corporation (the "Company")


    Dear Mr. Davidson:

         I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form SB-2 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

                                                      Sincerely yours,


                                                      /s/ Branden T. Burningham